Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 4, 2014, in Amendment No. 2 of the Registration Statement (Form S-1) and related Prospectus of LabStyle Innovations Corp. (A Development Stage Company), dated May 29, 2014.

Tel-Aviv, Israel	/s/ KOST FORER GABBAY & KASIERER
May 29, 2014	A Member of Ernst & Young Global